Exhibit 99.1

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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE
ENGlobal Corporation
                                                   CONTACT:  Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com
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              ENGLOBAL REPORTS PRELIMINARY THIRD QUARTER ESTIMATES

HOUSTON, TX, October 21, 2008 - ENGlobal (NASDAQ: ENG), a leading provider of engineering and related project services, today reported its estimated earnings for the quarter ended September 30, 2008. ENGlobal expects that its third quarter 2008 revenue will be approximately $123.2 million, compared to $96.8 million reported in the third quarter 2007. The Company expects to report third quarter 2008 earnings per diluted share in the range of $0.11 to $0.13, compared to $0.15 per diluted share for the prior year period.

Based on ENGlobal's current assessment, the following factors are expected to impact to its third quarter results:

     1. Lost billing revenue and gross margin related to Hurricanes Ike and Gustav.
     2.   Higher labor burden resulting from improved employee benefits.
     3.   Project overruns and reversals in the Company's Automation segment.
     4. Higher overhead costs in the Company's Construction segment, together with a decreased level of construction management activity.

William A. Coskey, P.E., ENGlobal's Chairman and Chief Executive Officer, said, "We are disappointed that a number of factors will cause our third quarter results to fall short of expectations. However, based on recent project awards, including over $7.5 million directly attributable to our clients' hurricane recovery efforts, we continue to be encouraged by our business prospects and opportunities."

ENGlobal's third quarter 2008 operating results will be released before open of the U.S. financial markets on November 6, 2008. The Company will hold a conference call to discuss this information on November 6 at 11:00 a.m. EST.

About ENGlobal
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ENGlobal provides engineering, construction, automation, land and regulatory services principally to the energy sector throughout the United States and internationally. The Company has over 2,900 employees in 22 offices and occupies over 500,000 square feet of office and fabrication space. ENGlobal has been named one of the fastest growing engineering firms in the United States and Canada by ZweigWhite in each of the last five years. Further information about the Company and its businesses is available at www.ENGlobal.com.


                                     ~more~

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      654 N. Sam Houston Parkway E. * Suite 400 * Houston, Texas 77060-5914
                                www.ENGlobal.com

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ENGlobal Press Release
October 21, 2008
Page 2


Safe Harbor for Forward-Looking Statements
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The statements above regarding the Company's expectations regarding third quarter financial results and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to; (1) the Company's ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company's ability to successfully and profitably integrate acquisitions; (3) the continued strong performance of the energy sector; and (4) the actual impact from Hurricanes Ike and Gustav and the timing of that impact. ENGlobal's independent auditors have not reviewed the forecasted financial results for the third quarter 2008. Accordingly, they assume no responsibility for the accuracy or presentation of this information. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

Click here to join ENGlobal's email list:
http://www.b2i.us/irpass.asp?BzID=702&to=ea&s=0.
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